EXHIBIT 99.1

Standard Parking Corporation Acquires Seattle's Downtown Valet

CHICAGO, Nov. 11, 2008 (GLOBE NEWSWIRE) -- Standard Parking Corporation (Nasdaq:STAN) today announced that it has completed the acquisition of certain assets of Downtown Valet, LLC in Seattle, Washington. Downtown Valet, one of Seattle's valet parking leaders, provides first class valet services to prominent hotel, restaurant and special event clients, including the Grand Hyatt Hotel, the Pan Pacific Hotel, Daniel's Restaurant and the El Gaucho restaurant chain. The acquisition adds 15 valet locations and numerous special event clients to Standard Parking's portfolio.

In addition, the Company entered into long-term employment contracts with Downtown Valet's principals, Jay Snowden and Martin Montano. Messrs Snowden and Montano will remain responsible for managing the growth of the Company's valet service portfolio in the greater Seattle area.

James A. Wilhelm, President and Chief Executive Officer of Standard Parking said, "I am delighted that we have been able to add Jay Snowden and Marty Montano to our management team. They are seasoned entrepreneurs who are well known in Seattle's valet parking industry for their commitment to excellence in customer service. The consummation of this transaction marks our second acquisition in the Seattle market, and further enhances our ability to grow in the Pacific Northwest."

Wilhelm continued by noting that, "We expect to be able to integrate this acquisition with little or no incremental G&A, thereby realizing a total purchase price multiple within our desired range of 4x to 6x EBITDA. Our expectation is that this acquisition will be accretive on an on-going basis, pending the completion of a purchase price allocation analysis."

Standard Parking is a leading national provider of parking facility management, ground transportation and other ancillary services. The Company, with more than 13,000 employees, manages approximately 2,200 parking facilities, containing over one million parking spaces in more than 330 cities across the United States and Canada, including parking-related and shuttle bus operations serving approximately 60 airports.

More information about Standard Parking is available at www.standardparking.com. You should not construe the information on this website to be a part of this report. Standard Parking's annual reports filed on Form 10-K, its periodic reports on Form 10-Q and 8-K and its Registration Statement on Form S-1 (333-112652) are available on the Internet at www.sec.gov and can also be accessed through the Investor Relations section of the Company's website.

DISCLOSURE NOTICE: The information contained in this document is as of November 11, 2008. The Company assumes no obligation to update any forward-looking statements contained in this document as a result of new information or future events or developments.

This document contains forward-looking information about the Company's financial results that involve substantial risks and uncertainties. You can identify these statements by the fact that they use words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "predict," "project," "will" and similar terms and phrases in connection with any discussion of future operating or financial performance. These forward-looking statements are made based on management's expectations and beliefs concerning future events affecting the Company and are subject to uncertainties and factors relating to the operations and business environment, all of which are difficult to predict and many of which are beyond management's control. These uncertainties and factors could cause actual results to differ materially from those matters expressed in or implied by these forward-looking statements. The following factors are among those that may cause actual results to differ materially from forward-looking statements: the loss, or renewal on less favorable terms, of management contracts and leases; our ability to form and maintain relationships with large real estate owners, managers and developers; integration of future acquisitions in light of challenges in retaining key employees, synchronizing business processes and efficiently integrating facilities, marketing and operations; our ability to renew our insurance policies on acceptable terms, the extent to which our clients choose to obtain insurance coverage through us and our ability to successfully manage self-insured losses; our indebtedness could adversely affect our financial health; availability, terms and deployment of capital; the ability of our majority shareholder to control our major corporate decisions and a majority of our directors are not considered "independent"; the ability to obtain performance bonds on acceptable terms to guarantee our performance under certain contracts; extraordinary events affecting parking at facilities that we manage, including emergency safety measures, military or terrorist attacks and natural disasters; changes in federal and state regulations including those affecting airports, parking lots at airports or automobile use; the loss of key employees; changes in general economic and business conditions or demographic trends; and development of new, competitive parking-related services. A further list and description of these risks, uncertainties, and other matters can be found in the Company's Annual Reports on Form 10-K and in its periodic reports on Forms 10-Q and 8-K.

CONTACT:  Standard Parking Corporation
          G. Marc Baumann, Executive Vice President and Chief
           Financial Officer
          (312) 274-2199
          mbaumann@standardparking.com